Exhibit 99.1

MAINSTREET BANCSHARES, INC. ANNOUNCES PRICING OF OFFERING OF SERIES A PREFERRED STOCK DEPOSITARY SHARES

Fairfax, Virginia — September 10, 2020 — MainStreet Bancshares, Inc. (Nasdaq: MNSB) (the “Company”) announced the pricing of its underwritten public offering (the “Offering”) of 1,000,000 depositary shares, each of which represents a 1/40th interest in a share of its 7.50% Series A Fixed-Rate Non-Cumulative Perpetual Preferred Stock, $1,000 liquidation preference per share (equivalent to $25.00 per depositary share), for gross proceeds of $25,000,000 million. Net proceeds to the Company, after deducting the underwriting discount but before deducting estimated offering expenses and fees payable by the Company, are expected to be $24,212,500 million. The Company has granted the underwriters an option to purchase up to an additional 150,000 depositary shares at the public offering price, less the underwriting discounts and commissions.

The Company expects to close the Offering, subject to customary conditions, on or about September 15, 2020. We have filed an application to list the depositary shares on the Nasdaq Capital Market (“Nasdaq”) under the symbol “MNSBP”. If the application is approved, trading of the depositary shares on Nasdaq is expected to begin within 30 days after the closing date.

B. Riley FBR, Boenning & Scattergood, D.A. Davidson & Co. and Janney Montgomery Scott are serving as joint book-running managers for the Offering.

The Company intends to use the net proceeds from this Offering for general corporate purposes, which may include repurchases of outstanding common stock, working capital and the funding of organic growth of MainStreet, or potential acquisitions.

The depositary shares are being offered pursuant to an effective shelf registration statement (File No. 333-241000) the Company filed with the Securities and Exchange Commission (the “SEC”), which became effective on August 24, 2020, and only by means of a prospectus supplement and accompanying prospectus. Prospective investors should read the final prospectus supplement and the accompanying prospectus and other documents the Company has filed with the SEC for more complete information about the Company and the Offering. Copies of these documents are available at no charge by visiting the SEC’s website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus related to the Offering may be obtained by contacting B. Riley Securities, Inc., Attn: Prospectus Department, by emailing prospectuses@brileyfbr.com, or by calling (703) 312-9580, and Boenning & Scattergood, by emailing syndicate@boenninginc.com, or by calling (610) 832-5225.

No Offer or Solicitation

This press release does not constitute an offer to sell, a solicitation of an offer to sell or the solicitation of an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirement of Section 10 of the Securities Act of 1933, as amended.

About MainStreet Bancshares, Inc.

MainStreet Bancshares, Inc. (Nasdaq: MNSB) is a commercial bank holding company headquartered in Fairfax, Virginia. Our bank subsidiary, MainStreet Bank, is a community bank focused on serving the borrowing, cash management, payment services and depository needs of small to medium-sized businesses and professional practices and retail customers. Our products and services include business and consumer checking, premium interest-bearing checking, business account analysis, savings, certificates of deposit and other depository services, as well as a broad array of commercial, real estate and consumer loans. We service Northern Virginia as well as the greater Washington, D.C. metropolitan area with seven Bank branches, located in Herndon, Fairfax, Fairfax City, McLean, Clarendon, and Leesburg, Virginia, and one in Washington, D.C.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. The Company’s expected financial results or other plans are subject to a number of risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the SEC on March 23, 2020 and its Quarterly Report on Form 10-Q, filed with the SEC on August 12, 2020. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update the information.

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10089 Fairfax Boulevard, Fairfax, Virginia | 703.481.4567 | www.mstreetbank.com

MainStreet Bancshares, Inc.